FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered into as of this 23rd day of February, 2016 (the "First Amendment Effective Date"), by and between BMR-LINCOLN CENTRE LP, a Delaware limited partnership ("Landlord), and ILLUMINA, INC., a Delaware corporation ("Tenant").
RECITALS
A.    WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of December 30, 2015 (as the same may have been amended, supplemented or modified from time to time, the "Existing Lease"), whereby Tenant leases certain premises (the "Premises") from Landlord comprising certain buildings to be constructed by Landlord, which are referred to in the Existing Lease as Building A, Building B and Building D (collectively, the "Buildings") and related landscaping, parking facilities and structures, private drives and other improvements and appurtenances related to or serving the Buildings located at 200-800 Lincoln Centre Drive, Foster City, California 94044; and
B.    WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease as set forth below, only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the "Lease." From and after the date hereof, the term "Lease," as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.Amendment of Existing Lease. Effective as of the First Amendment Effective Date, the Existing Lease is hereby amended as follows:

2.1    PS1 Construction. Notwithstanding anything to the contrary set forth in the Existing Lease, except as expressly set forth in this paragraph below, Tenant shall not have any obligation to pay for the construction of the parking structure referred to in the Existing Lease as PS1 under Section 40.5 of the Existing Lease. If Tenant exercises the Expansion Option, then Landlord will perform the construction of PS1 in accordance with the plans and specifications included within the Approved Plans, at Landlord's sole cost and expense, provided that the Project Costs Component used to calculate the annual Base Rent for the Expansion Space shall include the cost to construct PS1. If Tenant does not exercise the Expansion Option, but Tenant determines that it requires or desires additional parking spaces, then Tenant may deliver written notice to Landlord requesting that Landlord construct PS1 at Tenant's sole cost and expense (a "PS1 Construction Request"). If Tenant delivers to Landlord a PS1 Construction Request, or the City of Foster City notifies Landlord that additional parking spaces must be constructed in connection with the Premises (and Tenant has not exercised the Expansion Option), then, after Tenant has exhausted all appeals with the City of Foster City (in the event Tenant protests such requirement from the City of Foster City), Landlord will perform the construction of PS1 in accordance with the plans and specifications included within the Approved Plans, at Tenant's sole cost and expense and in such event, Landlord will provide Tenant with monthly invoices for all costs incurred by Landlord during the construction of PS1, which costs shall constitute Additional Rent under the Lease, and Tenant shall pay such invoices within thirty (30) days after Tenant's receipt hereof. Without limiting the generality of the foregoing:

a.The phrase "PS1 Trigger Date" is hereby amended to mean and refer to the earliest of (i) date upon which Tenant exercises the Expansion Option, (ii) the date upon which Tenant delivers a PS1 Construction Request to Landlord, or (iii) the date upon which the City of Foster City notifies Landlord that additional parking spaces must be constructed in connection with the Premises (which date shall be subject to extension in the event Tenant protests such requirement from the City of Foster City).

b.Landlord shall not be obligated to construct any piles or below-grade ancillary structural elements for PS-1 unless and until the PS1 Trigger Date occurs, and any references to any obligation of Landlord to construct any piles or below-grade ancillary structural elements for PS-1 prior to the PS1 Trigger Date are hereby deleted;

c.The phrase "as Tenant is obligated to pay the costs of construction of PS1 separately pursuant to Section 40.5 below" is hereby deleted from the first sentence of Section 4.5 of the Existing Lease;

d.The first paragraph of Section 40.5 of the Existing Lease is hereby deleted in its entirety; and

e."PS-1" is hereby deleted from the first sentence of Paragraph 2 of Section C - Scope of Work of Exhibit C-1 (Specifications) to the Existing Lease.

2.2     Rentable Area of Building C. The Rentable Area of Building C is now contemplated to be 235,000 square feet, rather than 160,000 square feet, measured in accordance with Section 1.1 of the Existing Lease. From and after the First Amendment Effective Date, any references in the Existing Lease to the Rentable Area of Building C being 160,000 square feet are hereby amended to refer to 235,000 square feet rather than 160,000 square feet.

3.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord, at Tenant's sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

4.No Default. Tenant represents, warrants and covenants that, to the best of Tenant's knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

5.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

6.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

7.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

8.Authority. Each of Landlord and Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment on its behalf have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

9.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the First Amendment Effective Date.
LANDLORD:
BMR-LINCOLN CENTRE LP,
a Delaware limited partnership
By:
Name:
Title:
TENANT:
ILLUMINA, INC.,
a Delaware corporation
By:
Name:
Title: